EXHIBIT 10.5B


                             EXECUTIVE INSURANCE

                                  AGREEMENT

-----------------------------------------------------------------------------

This Agreement is made this 21st day of May, 1997, by and between Amcore Financial, Inc., having its principal place of business in Rockford, Illinois (the "Corporation"), and (the "Executive").

                                  WITNESSETH
                                  ----------

WHEREAS, the Executive is a valued employee of the Corporation; and

WHEREAS, the Corporation wishes to assist the Executive with his or her personal life insurance program both as an inducement to the Executive's continued employment and in recognition of the Executive's ongoing valuable contribution to the business success of the Corporation; and

WHEREAS, the Executive is the owner of an insurance policy on his or her life, including all supplemental riders or endorsements to such insurance policy, which policy the Executive and Corporation wish to make subject to a life insurance plan pursuant to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth below, the Corporation and Executive agree as follows:

                                  ARTICLE I

                           OWNERSHIP OF THE POLICY

1.1     EXECUTIVE AS OWNER.
        -------------------
The Executive shall be the owner of the policy (including all supplemental riders or endorsements) (the "Policy") and may exercise all ownership rights granted to the owner by the terms of the Policy, except as may otherwise be provided in this Agreement. The Executive and the Corporation agree that the Policy shall be subject to the terms and conditions of this Agreement.

1.2     ASSIGNMENT.
        -----------
The Executive agrees to execute an assignment (the "Assignment") to the Corporation to secure the Corporation's rights under this Agreement, in the form required by or acceptable to the issuer of the Policy (the "Issuer"), a copy of which is attached as Exhibit I. The Assignment shall set forth the rights of the Corporation in and with respect to the Policy pursuant to the terms and conditions of this Agreement. The Executive and the Corporation agree to be bound by the terms of the Assignment.

1.3     CORPORATION'S RIGHTS.
        ---------------------
The Corporation's rights with respect to the Policy shall be limited to the following:

  (a) The sole right to obtain one or more loans or advances against the cash surrender value of the Policy; however, such loans shall be limited to the amount set forth in Section 4.3 below (the "Corporate Interest");

  (b) The sole right to pledge or assign the Corporate Interest as security for loans or advances;

  (c) The right to fully or partially surrender the Policy upon termination of the Agreement;

  (d) The sole right to realize up to the Corporate Interest in the cash surrender value of the Policy on the full or partial surrender of the Policy;

  (e) The right to exercise all non-forfeiture or lapse option rights permitted by the terms of the Policy;

  (f) The right to realize the proceeds of the Policy as set forth in Section
  3.2 below (the "Corporation's Death Benefit Portion") upon the Executive's death; and

  (g) The right to release the Assignment upon receipt of the Corporate
  Interest.

1.4     EXECUTIVE'S RIGHTS.
        -------------------
The Executive shall retain all other rights as owner of the Policy, including, but not limited to, the following:

  (a) The right to designate and to change the beneficiary or beneficiaries on the portion of the proceeds of the Policy payable to the Executive's beneficiary pursuant to subsection 3.1 below (the "Executive's Death Benefit Portion") upon the Executive's death;

  (b) The right to elect any optional form of settlement available with respect to the Executive's Death Benefit Portion; and

  (c) The right to assign the Executive's rights in and with respect to the Policy. including the right to assign ownership of the Policy to a third party.

However, before the date the Corporation receives the Corporate Interest under the terms of Article IV, the Executive shall not have the right to obtain a loan or advance against the cash surrender value of the Policy, or to fully or partially surrender the Policy.

                                  ARTICLE II
                                  ----------
                              INSURANCE PREMIUMS
2.1     AMOUNT OF PREMIUM.
        ------------------
For purposes of this Agreement, the term "premium" shall mean the yearly premium necessary to provide a life insurance benefit at least equal to the Executive's Death Benefit Portion (as defined in Section 3.1). "Premium" shall also include all costs associated with all supplemental riders and endorsements to the Policy.

2.2     PAYMENT OF PREMIUM.
        -------------------
The Corporation shall pay the premium on the Policy to the Issuer on or before the due date of each premium payment, and in any event, not later than the expiration of the grace period under the Policy for the premium payment. The Corporation shall furnish the Executive with written notice of payment.

If the Corporation fails to make any premium payment within 20 days after its due date, the Executive may make the premium payment. If the Executive makes the premium payment, the Corporation shall reimburse the Executive for the premium within ten days after the Executive makes the premium payment.

The Corporation reserves the right to require the Executive to pay a portion of the premium or to reimburse the Corporation for part of the premium. However, the amount of premium the Executive may be required to pay or reimburse shall be limited to the amount that otherwise would be treated as taxable income under Section 2.3.

2.3     TAX CONSEQUENCES TO THE EXECUTIVE.
        ----------------------------------

In the event that the Corporation's payment of any premium is deemed to be taxable income to the Executive pursuant to any applicable tax law or regulation, the Corporation shall furnish the Executive with written notice of the amount of such taxable income. The written notice shall be provided on or before January 31 following the year during which the premium is paid. At the Corporation's election, the notice may be provided using IRS Form W-2.

Under current tax law, the Executive will be deemed to have taxable income equal to the amount of the annual cost of the pure insurance protection on the life of the Executive under the Policy for the ensuing policy year. The additional taxable income shall be equal to the lesser of the following:

  (a) That rate per $1,000 of pure insurance protection promulgated by the Internal Revenue Service in Rev. Rul. 55-747, 1955-2 C.B. 228, as the same may be amended or replaced from time to time by published ruling (the "PS-58 rate") as applied to such amount of pure insurance protection provided to the Executive pursuant to the terms of this Agreement; or

  (b) That current published rate per $1,000 of pure insurance protection charged by the Issuer for initial-issue individual one-year term insurance policies available to all standard risks as applied to such amount of pure insurance protection provided to the Executive pursuant to the terms of this Agreement.

2.4     PAYMENT TO THE EXECUTIVE.
        -------------------------
The Corporation shall increase the Executive's compensation by the amount of any premium paid by the Executive pursuant to Section 2.2.

                                 ARTICLE III
                                 -----------
                        RIGHTS UPON DEATH OF EXECUTIVE

3.1     EXECUTIVE'S DEATH BENEFIT PORTION.
        ----------------------------------
Upon the death of the Executive, the Executive's designated beneficiary or beneficiaries shall be entitled to receive the Executive's Death Benefit Portion. The Executive's Death Benefit Portion shall be an amount equal to $1,000,000 while remaining an active employee.

3.2     CORPORATION'S DEATH BENEFIT PORTION.
        ------------------------------------
Upon the death of the Executive, the Corporation shall be entitled to receive an amount equal to the Corporation's Death Benefit Portion. The Corporation's Death Benefit Portion shall be an amount equal to the remaining net death benefit under the Policy after paying the Executive's Death Benefit Portion.

3.3     BENEFICIARY DESIGNATION.
        ------------------------
The Executive and the Corporation agree to conform the beneficiary designation of the Policy to the provisions of this Agreement.

                                  ARTICLE IV
                                  ----------
                           TERMINATION OF AGREEMENT

4.1     TERMINATION DEFINED.
        --------------------
The Corporation reserves the right to terminate this Agreement for any reason. This Agreement shall automatically terminate upon the occurrence of any of the following events:

  (a) The bankruptcy, receivership or dissolution of the Corporation.

  (b) The Executive's retirement from the Corporation; provided, however, if the retirement occurs within ten years after the date the Policy was issued or before an amount equal to the Corporate Interest can be withdrawn from the policy without incurring tax under the Code Section 7702(f)(7) the following applies:

    (i) If the Executive waives all post-retirement life insurance benefits from the Corporation, the Executive's retirement shall be the termination event

    (ii) If the Executive does not waive all post-retirement life insurance benefits from the Corporation, the termination event shall be the latest of the tenth anniversary of the date the Policy was issued or the Policy anniversary following the final premium payment before an amount equal to the Corporate Interest can be withdrawn from the Policy without incurring tax under Code Section 7702(f)(7).

  (c) The termination of employment of the Executive with the Corporation (other than by reason of death or retirement).

  (d) The mutual written agreement of the Executive and the Corporation.

Notwithstanding anything to the contrary in this Agreement, the Corporation may terminate this Agreement with regard to the Executive for any reason.

The term "retirement" in this Section means a termination of employment with the Corporation after satisfying the requirements for an early or normal retirement. Also, if the Executive is receiving long-term disability benefits under a plan sponsored by the Corporation, the Executive shall not be deemed to have terminated employment with the Corporation.

4.2     RIGHTS UPON TERMINATION.
        ------------------------
Upon termination of this Agreement, the Executive shall pay to the Corporation the amount determined pursuant to Section 4.3 below. Upon receipt of such amount from the Executive, the Corporation shall take all steps necessary to release the Assignment so that the Executive (or his assignee as owner of the Policy) shall own the Policy free of all encumbrances in favor of the Corporation required by this Agreement. The Executive (or his assignee) may then take any action with regard to the Policy that is available under the terms of the Policy to the Policy's owner.

        4.3 Corporate Interest. For purposes of this Agreement, the term "Corporate Interest" means an amount payable from the cash surrender value of the Policy equal to the cumulative amount of all premiums paid, without interest. However, the Corporate Interest shall be decreased by the sum of any indebtedness described in Section 1.3(a) and the surrender charges, if any, imposed by the Issuer. In no event shall the Corporate Interest exceed the amount of the Policy's cash surrender value. The Corporate Interest shall be paid by the Executive as specified in Section 4.2 above or by the Issuer upon surrender of the Policy.

                                  ARTICLE V
                                  ---------
                          ADMINISTRATIVE PROVISIONS

5.1     NO OTHER LIFE INSURANCE PROVIDED BY CORPORATION.
        ------------------------------------------------
The Corporation shall have no obligation to provide the Executive with life insurance benefits, either during employment by the Corporation or after retirement, other than pursuant to this Agreement.

5.2     ISSUER'S RESPONSIBILITY.
        ------------------------
The Issuer shall not be considered a party to this Agreement. No provision of this Agreement shall in any way change the obligations of the Issuer as expressly provided in the Policy, except as the Agreement may become a part of the Policy by the Issuer's acceptance of the Assignment.

5.3     AMENDMENT.
        ----------
This Agreement may be amended only by a written agreement signed by both the Executive and a duly authorized representative of the Corporation.

5.4     NOTICE.
        -------
Any and all notices required to be given under the terms of this Agreement shall be given in writing and signed by the appropriate party, and shall be sent by certified mail, postage prepaid, to the appropriate address set forth below:

  (a) To the Executive at:
      Kenneth E. Edge
      1684 Oakforest Drive
      Rockford, IL 61107



      To the Corporation at:
      Amcore Financial, Inc.
      501 7th Street
      P. O. Box 1537
      Rockford, IL  61110-0037
      Attention: Secretary


5.5     HEIRS, SUCCESSORS AND ASSIGNS.
        ------------------------------
This Agreement shall be binding upon and shall inure to the benefit of (i) the Executive, his or her successors, heirs and the executors or administrators of the Executive's estate, and (ii) the Corporation and its successors. The Executive and the Corporation agree that either party may assign its interest under this Agreement upon the prior written consent of the other party, and any assignee shall be bound by the terms and conditions of this Agreement as if an original party to the Agreement.

5.6     INTERPRETATION.
        ---------------
This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

5.7     TERMS.
        ------
This Agreement shall be effective as of the date first above written, and shall continue until terminated as provided in Section 4.1 or until all covenants under the Agreement contingent upon the death of the Executive are fully carried out.

5.8     HEADINGS.
        ---------
Any headings or captions in this Agreement are for reference purposes only, and shall not change or affect the meaning of any provision of this Agreement.

5.9     COUNTERPARTS.
        -------------
This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Agreement.

5.10    EMPLOYMENT RIGHTS.
        ------------------
The existence of this Agreement shall not grant Executive any legal right to continue as an employee of the Corporation nor affect the right of the Corporation to discharge the Executive.

5.11    FIDUCIARY.
        ----------
The Corporation shall be the named Fiduciary and administrator (the "Fiduciary") of the split-dollar arrangement established pursuant to this Agreement. The Fiduciary shall have full power to administer this Agreement, and the Fiduciary's actions with respect hereto shall be binding and conclusive upon all persons for all purposes; subject to Section 5.12. The Fiduciary shall not be liable to any person for any action taken or omitted in connection with its responsibilities, rights and duties under this Agreement unless attributable to willful misconduct or lack of good faith.

5.12    CLAIMS PROCEDURE.
        -----------------
The parties understand and agree that the Fiduciary has no authority or control over the claims procedures of the insurance company which issues the Policy. Any delay or denial of a claim by the Insurer shall not be controlled by the following claims procedure.

Any controversy or claim arising out of or relating to this Agreement shall be filed with the Fiduciary, which shall make all determinations concerning the claim. Any decision by the Fiduciary denying the claim shall be in writing and shall be delivered to all parties in interest in accordance with the notice provisions of Section 5.4. The decision shall set forth the reasons for denial in plain language. Pertinent provisions of the Agreement shall be cited and, where appropriate, an explanation as to how the Executive can perfect the claim will be provided. This notice of denial of benefits shall be provided within 90 days of the Fiduciary's receipt of the Executive's claim for benefits. If the Fiduciary fails to notify the Executive of its decision regarding his claim within the 90 day period, the claim shall be considered denied, and the Executive shall then be permitted to proceed with his appeal as provided in this Section.

An Executive who has been completely or partially denied a benefit shall be entitled to appeal this denial of his claim by filing a written statement of his position with the Fiduciary no later than 60 days after receipt of the written notification of the claim denial. The Fiduciary shall schedule an opportunity for a full and fair review of the issue within 30 days after receipt of the appeal.

Following its review of any additional information submitted by the Executive, either through the hearing process or otherwise, the Fiduciary shall render a decision on its review of the denied claim in the following manner:

  (a) The Fiduciary shall make its decision regarding the merits of the denied claim within 60 days following its receipt of the request for review (or within 120 days after receipt, in a case where there are special circumstances requiring extension of time for reviewing the appealed claim). The Fiduciary shall deliver the decision to the claimant in writing.

  If an extension of time for reviewing the appealed claim is required because of special circumstances, written notice of the extension shall be furnished to the Executive prior to the commencement of the extension. If the decision on review is not furnished within the prescribed time, the claim shall be deemed denied on review.

  (b) The decision on review shall set forth specific reasons for the decision, and shall cite specific references to the pertinent Agreement provisions on which the decision is based.

IN WITNESS OF WHICH, the Corporation and Executive have duly executed this Agreement.

                AMCORE FINANCIAL, INC.

                By  /s/ James S. Waddell
                    -----------------------
                Its EVP & CAO
                    -----------------------



                THE EXECUTIVE

                    /s/ Kenneth E. Edge
                    -----------------------
                    Kenneth E. Edge
                    (Name of Executive)

                 COLLATERAL ASSIGNMENT OF SPLIT-DOLLAR POLICY

This Assignment is made this 21st day of May, 1997, by the undersigned (herein called Owner), to Amcore Financial, Inc. an Illinois Corporation (herein called Corporation), its successors and assigns.

1. The subject of this Assignment is a certain life insurance policy No. 10002500000063, issued by the Life Investors Insurance Company of America (herein called the Insurer).

2. The Policy is subject to a Collateral Assignment Split-Dollar Agreement (herein called Agreement) dated May 21, 1997, between the Corporation and Kenneth E. Edge. The Agreement was created to assist Kenneth E. Edge with his/her personal life insurance program as an employee benefit for a valued key employee. Such Agreement is hereby incorporated into and made a part of this Assignment.

3. The Owner hereby assigns, transfers, and sets over to the Corporation the following specific limited rights in the Policy, and subject to the following terms and provisions:

        (a) This assignment is made, and the Policy is held as collateral security for the premium advances to the Owner, now existing or hereafter made by the Corporation under the terms of the Agreement.

        (b) The Corporation's rights in the Policy are to the extent of its interest in the Policy as stated in Section 1.3 of the attached Split Dollar Agreement.

4. The Corporation shall have a right to obtain from the Insurer one or more loans or advances against its interest in the cash surrender values of the Policy.

        (a) The Corporation shall be responsible for the payment of interest on any such loans by the Corporation against such cash surrender values of the Policy during the term of the Agreement.

        (b) Such loans or withdrawals made by the Corporation against (or from) the cash surrender values of the Policy shall be treated as repayments of the Corporation's premium advances by the Owner.

        (c) Premium payments paid as a result of a Waiver of Premium Rider shall be included as premium paid by the Corporation only in the event the Corporation in fact paid the waiver of premium charge.

5. The Corporation shall have the right to be repaid to the extent of its interest:

        (a)     in the event of the death of the insured on the Policy;

        (b) in the event the Policy is lapsed, canceled or surrendered by the Owner; or

        (c)     in the event of the termination of the Split Dollar Agreement.

6. The Corporation's rights with respect to the Policy shall be limited to the following:

        (a) The sole right to obtain one or more loans or advances against the cash surrender value of the Policy; however, such loans shall be limited to the Corporate Interest as defined in
                Section 4.3 of the Agreement;

        (b) The sole right to pledge or assign the Corporate Interest as security for loans or advances;

        (c) The right to fully or partially surrender the Policy upon termination of the Agreement;

        (d) The sole right to realize up to the Corporate Interest in the cash surrender value of the Policy on the full or partial surrender of the Policy;

        (e) The right to exercise all non-forfeiture or lapse option rights permitted by the terms of the Policy;

        (f) The right to realize the proceeds of the Policy as set forth in Section 3.2 of the Agreement (the "Corporation's Death Benefit Portion") upon the Executive's death; and

        (g) The right to release the Assignment upon receipt of the Corporate Interest.

7. The Owner shall retain all other rights as owner of the Policy, including, but not limited to, the following:


        (a) The right to designate and to change the beneficiary or beneficiaries on the portion of the proceeds of the Policy payable to the Executive's beneficiary pursuant to subsection
                3.1 of the Agreement (the "Executive's Death Benefit Portion") upon the Executive's death;

        (b) The right to elect any optional form of settlement available with respect to the Executive's Death Benefit Portion; and

        (c) The right to assign the Owner's rights in and with respect to the Policy, including the right to assign ownership of the Policy to a third party.

        However, before the date the Corporation receives the Corporate Interest under the terms of Article IV of the Agreement, the Owner shall not have the right to obtain a loan or advance against the cash surrender value of the Policy, or to fully or partially surrender the Policy.

8.      The Insurer shall:

        (a) have no duty or obligation to inquire into or investigate the reason or validity of the Corporation's request to exercise any of its rights hereunder, or whether the Owner has notice of it. The Insurer may treat any such request by the Corporation as an affirmation that the request conforms to this Assignment and the Agreement, and is thereby authorized to act upon such request;

        (b) be fully protected in recognizing a request by the Owner to exercise any right of ownership, whether or not the Corporation has notice of such request including but not limited to the right to surrender the Policy.

9. Upon request, the Corporation shall forward the Policy to the Insurer for endorsement of any designation or change of the Policy beneficiary, or any election of an optional plan for payment of the proceeds. The Corporation shall forward the Policy for these purposes without unreasonable delay.

10. The exercise of any right given herein to the Corporation, or retained by the Owner shall be solely at the option of each party respectively, and shall not require notice or consent of one party to the other.

11. The Corporation shall release and reassign all of its specific rights in the Policy transferred by this Assignment upon repayment of the Corporate Interest (as defined in Section 4.3 of the Agreement) without unreasonable delay.

12.     The Insurer is not a party to this Assignment.

IN WITNESS WHEREOF, this Assignment is hereby executed this 15th day of August, 1997.


/s/ James S. Waddell                            /s/ Kenneth E. Edge
---------------------------                     -------------------------
(Witness) James S. Waddell                      (Owner) Kenneth E. Edge